UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 2, 2024

NeueHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9250 NW 36th St Suite 420, Doral, Florida	33178
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NEUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2024, NeueHealth, Inc. (the "Company") held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). As noted below under Item 5.07, at the Annual Meeting, the stockholders of the Company voted to approve the NeueHealth, Inc. Second Amended and Restated 2021 Omnibus Incentive Plan (the "Amended Plan"), which authorized an additional 2,275,000 shares of the Company's common stock to be issued under the Amended Plan, which provides for grants of stock options (both non-qualified and incentive stock options), stock appreciation rights, restricted shares or restricted stock units and other equity-based or cash-based awards to the Company’s directors, officers, employees, consultants and advisors. The Amended Plan had previously been approved by the Compensation Committee of the Company’s Board of Directors, subject to stockholder approval.

The principal features of the Amended Plan, and information about certain 2024 annual equity-based compensation awards we granted to our named executive officers upon approval of the Amended Plan, are described in detail under “PROPOSAL 4 - APPROVAL OF THE NEUEHEALTH, INC. SECOND AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN” of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed by the Company with the Securities and Exchange Commission on April 1, 2024 (the “Proxy Statement”). The foregoing description of the Amended Plan and such description in the Proxy Statement do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Amended Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 2, 2024, the Company held the Annual Meeting. There were 5,852,578 shares of common stock represented at the Annual Meeting. The stockholders of the Company voted as follows on the following matters at the Annual Meeting:

1. Election of Directors. The ten directors standing for election to serve until the 2025 annual meeting of stockholders were elected based upon the following votes:

	FOR	WITHHELD	BROKER NON-VOTE
Kedrick D. Adkins Jr.	4,845,239	246,415	760,924
Linda Gooden	4,884,228	207,426	760,924
Jeffrey R. Immelt	4,895,070	196,584	760,924
Manuel Kadre	4,733,614	358,040	760,924
Stephen Kraus	5,041,792	49,862	760,924
Mohamad Makhzoumi	4,890,519	201,135	760,924
Matthew G. Manders	5,044,857	46,797	760,924
G. Mike Mikan	4,614,949	476,705	760,924
Robert J. Sheehy	4,650,749	440,905	760,924
Andrew Slavitt	5,046,805	44,849	760,924

2. Ratification of the appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024 was ratified based upon the following votes:

FOR	AGAINST	ABSTAIN
5,759,477	58,849	34,252

3. Non-binding advisory vote on executive compensation. The compensation of the Company’s named executive officers for 2023 was approved on a non-binding advisory basis based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,852,047	237,271	2,336	760,924

4. NeueHealth, Inc. Second Amended and Restated 2021 Omnibus Incentive Plan. The NeueHealth, Inc. Second Amended and Restated 2021 Omnibus Incentive Plan was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,258,751	830,222	2,681	760,924

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	NeueHealth, Inc. Second Amended and Restated 2021 Omnibus Incentive Plan
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeueHealth, Inc.

Date:	May 8, 2024	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary